UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2025

ZRCN Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA 95008

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On July 15, 2025, ZRCN, Inc. (the “Company”), and its wholly owned subsidiary, Zircon Corporation (“Zircon”), and its affiliates, Zircon de Mexico, S.A. de C.V. and Zircon Corporation Ltd. (collectively the “Affiliates”), entered into a forbearance agreement and first amendment to Credit Agreement (the “Forbearance Agreement”) with FGI Worldwide LLC, as Agent for the lender (“FGI”) amending, modifying and other wise affecting that certain Revolving Credit Agreement, dated May 31, 2024 (the “Credit Agreement”). As previously reported on a Current Report on Form 8-K, the Company is in default of certain of its obligations under the Credit Agreement, which defaults include non-compliance with its Fixed Cost Coverage Ratio covenant (as defined in the Credit Agreement) and one additional non-financial covenant.

Pursuant to the Forbearance Agreement, the Agent has agreed to forbear from exercising any of its rights and remedies arising under the Credit Agreement and applicable law as a result of the occurrence and continuance of certain specified existing events of default until the earlier of (a) February 28, 2026 and (b) the date on which any Termination Event (as defined in the Forbearance Agreement) occurs (the “Forbearance Period”). The Forbearance Agreement, among other things: (i) permits the Company to not comply with its Fixed Cost Coverage Ratio covenant until the end of the Forbearance Period, (ii) increases the Revolving Interest Rate (as defined in the Credit Agreement) from 3.0% to 3.3%, (iii) increases the Management Fee (as defined in the Credit Agreement) from 0.2% to 0.3%, (iv) requires the Company to prepare and deliver to Agent a budget on a weekly basis, (v) requires the Company to enter into a payment plan with its Key Supplier (as defined in the Forbearance Agreement), (vi) requires the Company to maintain certain minimum consolidated EBITDA through the Forbearance Period, (vii) requires the Company to use commercially reasonable efforts to contribute $2,000,000 to the capital of Zircon on or prior to February 28, 2026, which amounts shall be held in a Blocked Account (as defined in the Credit Agreement), and (viii) requires Zircon to engage the services of a third party consultant to advise on all aspects of the business, operations and properties of the Company and Zircon within 21 days of the date of execution of the Forbearance Agreement.

The description of the Forbearance Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete terms of the Forbearance Agreement included therein. The Forbearance Agreement is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1	Forbearance Agreement and First Amendment to Credit Agreement, dated as of July 15, 2025, by and among Zircon Corporation, ZRCN, Inc., Zircon De Mexico, S.A. DE C.V.,, Zircon Corporation Limited, And FGI Worldwide LLC, As Agent For Lenders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN Inc.

Date: July 21, 2025	By:	/s/ Jeff Parsons
Jeff Parsons
Chief Financial Officer

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